UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2007

iSHARES® S&P GSCI™ COMMODITY-INDEXED TRUST

(Registrant)

iSHARES® S&P GSCI™ COMMODITY-INDEXED INVESTING POOL LLC

(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)

	001-32947 (Registrant)	51-6573369 (Registrant)
Delaware	001-32948 (Co-Registrant)	34-2061331 (Co-Registrant)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Barclays Global Investors International, Inc.

45 Fremont Street

San Francisco, California 94105

Attn: BGI’s Product Management Team

Intermediary Investor and Exchange-Traded Products Group

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 597-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Transfer of Listing

On December 10, 2007, Barclays Global Investors International, Inc. (“BGII”), as the Sponsor of the iShares® S&P GSCI™ Commodity-Indexed Trust (the “Trust”), announced that the listing of the shares (the “Shares”) representing units of fractional undivided beneficial interest in the net assets of the Trust will transfer from the New York Stock Exchange to the NYSE Arca exchange on December 27, 2007. A copy of the press release issued by BGII in connection with the transfer of the listing of the Shares is attached as Exhibit 99.1 hereto and incorporated herein by reference. Also on December 10, 2007, the Board of Directors of BGII approved the transfer of listing and the Trust notified the New York Stock Exchange of its intention to withdraw its listing in connection with the transfer.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1: Press release, dated December 10, 2007 (filed pursuant to Item 3.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant and Co-Registrant have duly caused this report to be signed on their behalf by the undersigned in the capacities* indicated thereunto duly authorized.

Date: December 13, 2007

iShares® S&P GSCI™ Commodity-Indexed Trust
(Registrant)

Barclays Global Investors International, Inc.

By:	/S/ LEE KRANEFUSS
Name: Lee Kranefuss Title: President and Chief Executive Officer

By:	/S/ MICHAEL A. LATHAM
Name: Michael A. Latham Title: Chief Financial Officer

iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC
(Rule 140 Co-Registrant)

Barclays Global Investors International, Inc.

By:	/S/ LEE KRANEFUSS
Name: Lee Kranefuss Title: President and Chief Executive Officer

By:	/S/ MICHAEL A. LATHAM
Name: Michael A. Latham Title: Chief Financial Officer

*	The Registrant is a trust and the Co-Registrant is a limited liability company, and the persons are signing in their capacities as officers of Barclays Global Investors International, Inc., the Sponsor of the Registrant and the Manager of the Co-Registrant.